THIS INSTRUMENT PREPARED BY
AND RETURN TO:
Geoffrey G. Young, Esquire
Witt, Gaither & Whitaker, P.C.
1100 American National Bank Building
Chattanooga, Tennessee 37402

	    TENNESSEE DEED OF TRUST AND SECURITY AGREEMENT

	THIS INSTRUMENT ALSO IS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING IN ACCORDANCE WITH T.C.A. 47-9-402(6). SIGNAL APPAREL COMPANY, Inc. IS THE
RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN. THE COLLATERAL
IS DESCRIBED IN THIS INSTRUMENT, AND SOME OF THE COLLATERAL DESCRIBED HEREIN IS OR IS TO BECOME FIXTURES ON THE REAL ESTATE. THE NAME AND ADDRESS OF THE DEBTOR ("GRANTOR" HEREIN) AND SECURED PARTY ("GRANTEE" HEREIN) ARE:

NAME AND ADDRESS OF DEBTOR

Signal Apparel Company, Inc.
200 Manufacturers Road
P. 0. Box 4296
Chattanooga, Tennessee 37405

NAME AND ADDRESS OF SECURED PARTY

Walsh Greenwood & Co.,
One East Putnam Avenue
Greenwich, Connecticut 06830

	THE MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $15,000,000.00.

	THIS TENNESSEE DEED OF TRUST AND SECURITY AGREEMENT IS GIVEN FOR COMMERCIAL PURPOSES AND SECURES OBLIGATORY ADVANCES OF
CREDITOR PURSUANT TO T.C.A. 47-28-101, ETC.

	THIS TENNESSEE DEED OF TRUST AND SECURITY AGREEMENT (the
"DEED OF TRUST") is made and entered into on this    nd day of
March , 1995, by and between SIGNAL APPAREL COMPANY, INC., having an address at 200 Manufacturers Road, Chattanooga, Tennessee 37405, parties of the first part (hereinafter sometimes collectively called "GRANTOR"), MILLIGAN-REYNOLDS TITLE GUARANTY, INC., a Tennessee, corporation, located at 724 Cherry Street, Chattanooga, Tennessee 37402 ("TRUSTEE") , and WALSH GREENWOOD & CO., a New York limited partnership, located at One East Putnam Avenue, Greenwich, CT 06830, individually and as Agent for certain other Lenders, ("GRANTEE").

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	WITNESSETH, that for and in consideration of the sum of Ten
and 00/100 Dollars ($10.00), and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations hereinafter set forth, Grantor does hereby grant, bargain, sell, convey, assign, transfer, pledge, and set over unto Trustee, and the successors and assigns of Trustee, all of its right, title, and interest with respect to the following described property located in Hamilton County, Tennessee and all other interests of Grantor in such land, including without limitation all estates, easements, rights, improvements and fixtures, relating to, arising from or now or hereafter located on such land
(hereinafter referred to collectively as the "MORTGAGED
PROPERTY"):

1. All right, title and interest of Grantor in, under and to those certain tracts of land more particularly described in EXHIBIT A attached hereto and by this reference made a part hereof (hereinafter collectively referred to as the "LAND"); and

2. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, lifts, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, air conditioning apparatus, refrigerating plants, which are or shall be attached to said buildings, structures or improvements and all other fixtures of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Mortgaged Property, including all extensions, accessions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds from a permitted sale of any of the foregoing, and all building material and supplies of every kind now or hereafter placed or located on the Land, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Mortgaged Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described (hereinafter referred to as the "IMPROVEMENTS") and to be secured by this Deed of Trust; and

3. All right, title and interest of the Grantor in, under and to all easements, rights-of-way, strips of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land

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or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor; and

4. All present and future leases, rents, issues, profits and revenues of the Mortgaged Property from time to time accruing (including without limitation all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds), and all of the estate, right title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor, in and to the same, reserving only the right to Grantor to collect the same so long as Grantor is not in default hereunder; and

5. All awards, compensation and settlements in lieu thereof made as a result of (i) the taking by power of eminent domain of the whole or any part of the Mortgaged Property, including any awards for damages sustained to the Mortgaged Property, for a temporary taking, change of grade of streets or taking of access, or (ii) any other injury to, taking of, or decrease in the value of the Mortgaged Property; and

6. All proceeds of hazard or other insurance policies maintained with respect to the Mortgaged Property or the Improvements (whether or not Grantee is the loss payee thereof).

	TO HAVE AND TO HOLD, the Mortgaged Property, together with all the hereditaments and appurtenances thereto belonging or in anyway appertaining unto the said Trustee, its successors in trust and assigns, in fee simple forever, and the said Grantor does hereby covenant with the said Trustee, its successors in trust and assigns, that Grantor is lawfully seized in fee of the estate described in EXHIBIT "A," hereto attached, that Grantor has a good right to sell and convey the same; that the same is EXHIBIT "A," hereto attached; that Grantor has a good right to sell and convey the same; that the same is unencumbered, except by a Deed of Trust granted to BNY Financial Corporation and recorded in the Register's Office of Claiborne, County, Tennessee
at Book    and Page      to which this Deed of Trust and the
rights of Grantee are in all respects subordinate, and that the title and quiet possession thereto Grantor will and Grantor's successors shall warrant and forever defend against the lawful claims of all persons whomsoever, except those of BNY Financial Corporation.

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	BUT THIS IS A TRUST DEED, and is made for the following uses and purposes, and none other; that is to say:

(a) to secure the full performance by the Grantor of all covenants and agreements contained herein;

(b) to secure the full performance of all terms, conditions and agreements contained in that certain Credit Agreement dated as of March , 1995, among the Grantee, the Grantor and certain of Grantor's subsidiaries (the "CREDIT AGREEMENT") (to which Credit Agreement reference is hereby made for all of its terms, provisions and conditions), in particular: (i) that all payments of principal and interest due under the Credit Agreement shall be payable at the address provided in the Credit Agreement or at such other place as the Grantee or his successors or assigns may designate in writing; (ii) that the balance of the indebtedness payable under the Credit Agreement, if not sooner paid, is due and payable as specified therein; and (iii) that the foregoing and all rights and obligations of Grantee hereunder are subject in all respects to a certain Intercreditor Agreement, dated March
, 1995 among Grantor, certain subsidiaries of Grantor, Grantee,
BNY Financial Corporation ("BNY") and Greyrock Capital Group,
Inc. ("GREYROCK")(the "INTERCREDITOR AGREEMENT") (capitalized terms not defined herein shall have the meanings attributed to them in the Credit Agreement and the Intercreditor Agreement);

(c) subject to the Intercreditor Agreement, to secure the full and prompt payment of all sums now owing, and all sums which at any time hereafter may be owing by the Grantor to Grantee under this Deed of Trust, whether such sums are advanced by Grantee to the Grantor or expended by Grantee for the Grantor's account or benefit; and

(d) to secure the payment of all court costs, expenses and costs of whatever kind incident to the collection of any indebtedness secured hereby and the enforcement or protection of the lien of this conveyance and the enforcement of any judgment arising therefrom, including reasonable attorneys' fees.

(All of the, indebtedness and obligations set forth in (a) through (d) above are sometimes hereinafter referred to as the "INDEBTEDNESS").

	NOW, THEREFORE, so long as any part of the Indebtedness shall remain unpaid, Grantor covenants, agrees, represents and warrants as follows:

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			   ARTICLE I

		    COVENANTS AND AGREEMENTS

Subject in all respects to the requirements of the Intercreditor
Agreement, Grantor does hereby covenant, warrant and represent to and agree with Grantee as follows:

1.1 PAYMENT AND PERFORMANCE. Grantor shall punctually and properly pay all of Grantor's Indebtedness when due and shall perform, keep, observe and meet all of its covenants, agreements, liabilities, obligations and undertakings under the Credit
Agreement in accordance with its terms.

1.2 INSURANCE. Grantor will procure and maintain in effect at all times fire, extended coverage, vandalism, malicious mischief and other hazard insurance with respect to the Mortgaged Property and public liability insurance with such insurance companies and in forms and amounts as are reasonably acceptable to and approved by Grantee against loss or destruction on account of fire, windstorm or other such hazards, casualties and contingencies customarily insured against, and injury to the person or property, including, without limiting the generality thereof, business interruption insurance in an amount equal to one (1) year's overhead and net profit. All insurance policies are to list Grantee as an additional named insured as to the Mortgaged Property only, and at any time and from time to time, Grantor shall deliver certificates of the insurers evidencing the coverage required by this Section 1.2 and the expiration dates of such coverage. Grantor shall obtain a new policy as replacement for any expiring policy at least thirty (30) days before the date of such expiration. Upon the payment in full of the Indebtedness and the termination of this Deed of Trust, Grantee agrees to execute and deliver to Grantor any and all documents required by Grantor's insurers to effect a termination of Grantee's interest.

All such policies of insurance shall contain waiver of subrogation clauses, and shall have attached thereto a noncontributory grantee clause or its equivalent in favor of Grantee with cancellation only upon at least thirty (30) days' prior written notice to Grantee.

Subject to the rights of the BNY and Greyrock under the Intercreditor Agreement, each insurance company hereby is authorized and directed to make payment for all losses to Grantee and Grantor jointly, unless an Event of Default exists (or any other event which with the giving of notice or the lapse of time or both would constitute an Event of Default), in which case each insurance company is hereby authorized and directed to make payment directly to Grantee upon certification from Grantee that

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an Event of Default (or any other event which ,with the giving of notice or the lapse of time or both would constitute an Event of Default) has occurred. If an Event of Default does not exist (or any other event which with the giving of notice or the lapse of time or both would constitute an Event of Default) and if the Grantor provides Grantee with evidence reasonably satisfactory to Grantee that all payments due to Grantee under the Credit Agreement and this Deed of Trust punctually can be made and satisfied during the period of such restoration, the Grantee agrees to endorse and transfer such proceeds to an escrow account from which, at the option of Grantor, such proceeds shall be disbursed for the restoration of the Mortgaged Property to the reasonable satisfaction of Grantee or for payment of all or any part of the Indebtedness. If Grantor cannot provide such evidence to Grantee or if an Event of Default exists (or any other event which with the giving of notice or the lapse of time or both would constitute an Event of Default), the Grantee, at its sole option, may (a) apply such payment to the Indebtedness, including, without limitation, his expenses in collecting and administering such payment, whether or not such Indebtedness is then due and payable, with any remaining balance to be paid to the Grantor or the person or entity lawfully entitled thereto, or
(b) deposit such payment into an escrow account from which such proceeds shall be disbursed solely for the restoration of the Mortgaged Property to the reasonable satisfaction of Grantee.

The Grantor will not do or suffer to be done or allow or permit any other user of the Mortgaged Property to do anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof without first causing such increased risk to be fully and adequately covered by insurance. In the event of foreclosure of this Deed of Trust, or other transfer of title of the Mortgaged Property in extinguishment of the Indebtedness secured hereby, all right, title and interest of the Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee of the Mortgaged Property.

In the event that, prior to the extinguishment of the Indebtedness, there exists any claim under any hazard insurance policies which shall not have been paid and distributed in accordance with the terms of this Deed of Trust, and any such claims shall be paid after the extinguishment of the Indebtedness secured hereby, and the foreclosure of this Deed of Trust, transfer of title to the Mortgaged Property, or extinguishment of the Indebtedness secured hereby for an amount less than the total of the unpaid principal balance together with accrued interest plus costs of litigation, reasonable attorneys' fees, title insurance and all other costs and expenses incurred by Grantee in any action involving such extinguishment then, without limitation, that portion of the payment in satisfaction of the

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claim which is equal to the difference between the total amount of the aforementioned amounts due Grantee and the amount in extinguishment of the Indebtedness secured hereby received by Grantee shall belong to and be the property of the Grantee and shall be paid to the Grantee, and the Grantor hereby assigns, transfers and sets over to the Grantee all of the Grantor's right, title and interest in and to such sum. The balance, if any, shall belong to Grantor. Notwithstanding the above, Grantor shall retain an interest in the insurance policies described above during any redemption period.

1.3 TAXES AND ASSESSMENTS. Grantor will promptly pay when due all taxes, assessments, levies, dues and charges of every type or nature assessed against the Mortgaged Property, and any claim, lien or encumbrance against the Mortgaged Property which may be or become prior to the lien of this Deed of Trust, other than the liens for the benefit of BNY and Greyrock as to which they shall have priority over Grantee under the Intercreditor Agreement.

1.4 TAXES ON DEED OF TRUST. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon the Grantee or Trustee as a result of the existence the Credit Agreement (other than relating to income derived therefrom), or this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or any part thereof, Grantor shall immediately pay all such taxes; provided that, if it is unlawful for Grantor to pay such taxes, Grantee may pay such taxes and further, that if it shall be unlawful for Grantor either to pay such taxes or to reimburse Grantee therefor, or if such payment or reimbursement would be usurious, or would subject the Grantee to any penalty, Grantor shall not be required to make such payments or reimbursement.

1.5 EMINENT DOMAIN. Grantor hereby transfers, sets over, and assigns to Grantee all judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Property or any part thereof, or to any rights appurtenances thereto, including any award for change of grade of streets. Subject to the rights of BNY and Greyrock under the Intercreditor Agreement, Grantee is hereby authorized, but not required, in behalf and in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgments or awards. Grantee may apply all such sums or any part thereof so received, after the payment of all of its expenses, including costs and reasonable attorney's fees, on the Indebtedness secured hereby, whether due or not, in such manner as it elects or, at its option, the entire amount

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or any part therefor so received may be released to the Grantor or other party lawfully entitled thereto.

1.6 REPAIR, WASTE, ALTERATIONS, ETC. Grantor shall keep the Mortgaged Property in good operating order, repair and condition and shall not commit or permit any removal or waste thereof, normal wear and tear excepted. Grantor shall make promptly all necessary repairs, renewals and replacements to the Mortgaged Property.

1.7 ADVANCES BY GRANTEE TO PROTECT COLLATERAL. If the Grantor shall default in paying taxes, maintaining insurance or making repairs, the Grantee may, at its discretion, but is not required to, advance and pay such sums as may be proper to satisfy taxes, maintain insurance and make repairs, and protect and preserve the Mortgaged Property, and such amounts so paid shall be treated as part of the expense of administering this trust, shall be repaid by Grantor on demand with interest at the Default Rate (hereinafter defined), and shall be secured by the lien hereof; however, the making of any such payment by Grantee shall not be construed as a waiver of any default of Grantor.

1.8 NO MECHANICS' LIENS. Grantor shall promptly discharge all claims for labor performed and material furnished to the Mortgaged Property, and shall not suffer any lien of mechanics or materialmen to be filed against any part of the Mortgaged
Property. Grantee has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this instrument, either under Section* 66-11-108 of Tennessee Code Annotated or otherwise.

1.9 PROTECTION AND PRIORITY OF LIEN. Grantor shall not do anything or suffer or permit anything to be done whereby the lien and security interest of this Deed of Trust could be impaired. Grantor shall pay such reasonable expenses and fees as may be necessary in the protection of the Mortgaged Property and the maintenance and execution of liens and security interests herein granted. Any agreement hereafter made by Grantor and Grantee pursuant to or regarding this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

1.10 COMPLIANCE WITH LAWS. Grantor, the Mortgaged Property and the use thereof by Grantor shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use; Grantor will not suffer or permit any violation thereof, and Grantor shall pay all fees or charges of any kind in connection therewith.

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1.11 FURTHER ASSURANCES.  Grantor, upon the request of Grantee, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of this instrument and the Credit Agreement and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Mortgaged Property.

1.12 NO PRIOR LIENS. This Deed of Trust shall not be subordinate to any other lien, security interest, assignment of leases or rents, or any other encumbrance affecting any of the Mortgaged Property (each a "PRIOR LIEN"), other than to the Grantee, a Deed of Trust granted to BNY Financial Corporation and recorded in the Register's Office of Claiborne, County, Tennessee
at Book    and Page and any other documents perfecting the
security interest of BNY in and to the Mortgaged Property, and as provided in the Intercreditor Agreement. Should any such Prior Lien exist at any time, in addition to any other rights of Grantee hereunder or under the Credit Agreement, Grantee may, but shall not be obligated to, pay any such indebtedness or to perform any such obligations for the account of Grantor and any sum so expended plus interest shall be added to the Indebtedness secured hereby. Grantor shall pay to Grantee on demand all amounts so expended by Grantee with interest on such amounts at the Default Rate (hereinafter defined).

1.13 HAZARDOUS WASTES.  (a)  Grantor  warrants,   represents and
covenants:

		(i) To the best of Grantor's knowledge, after reasonable inquiry, but subject to all matters disclosed to Grantee in the Phase I Site Assessment No. 54898.07 performed by Clayton Environmental Consultants, Inc., dated May 20, 1994, copies of which have been furnished Grantee, the Grantor, and those holding the Mortgaged Property under Grantor, are in substantial compliance with all laws and regulations relating to pollution and environmental control applicable to the Mortgaged Property. The Grantor will comply with all such laws and regulations in the future the noncompliance with which would have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Grantor. Specifically, the Mortgaged Property is free from "HAZARDOUS SUBSTANCES" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended, and the regulations promulgated thereunder (other than substances reported to agencies in the normal course of business

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in material safety data sheets or the like) ("HAZARDOUS
SUBSTANCES"); no portion of the Mortgaged Property is subject to federal, state, or local regulation or liability because of the presence Of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. Section 763.63) underground storage tanks, "ASBESTOS" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substances; and the Grantor is in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of its business; and the Grantor knows of no complaint or investigation regarding the Mortgaged Property. Further, the Grantor is unaware of any investigation, threat or concern by any entity regarding environmental issues involving the Mortgaged Property. There are not now any outstanding citations, notices or orders of violation or noncompliance issued to Grantor or relating to their business assets, property or leaseholds under any such laws, rules or regulations, nor any conditions which, if known by the proper authorities, could result in any of the foregoing.

		(ii) If Grantee receives any notice of (A) the happening of an event involving the use, spill, discharge or cleanup of any Hazardous Substance or known hazardous or toxic waste, including, but not limited to any oil or other petroleum products, asbestos, PCB'S, PCB items, or pesticide on or about any property of Grantor or caused by the Grantor, (a "HAZARDOUS DISCHARGE") or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, noise omissions or any other environmental, health or safety matter affecting the Grantor or the Mortgaged Property or Grantor's operations or the operations of any person holding the Mortgaged Property by or through Grantor (an "ENVIRONMENTAL COMPLAINT") from any person or property, including without limitation the Department of Environmental Protection of the State in which the Mortgaged Property is located ("DEP"), the United States Environmental Protection Agency ("EPA"), the United States Army Corps of Engineers (the "CORPS"), or the United States Coast Guard (the "COAST GUARD"), then Grantor will give written notice of same to Grantee within ten (10) days of receipt thereof and shall promptly comply with its obligations under law with regard to such Hazardous Discharge or Environmental Complaint.

		(iii) Grantor and those holding the Mortgaged Property under Grantor have, and will continue to have, all necessary federal, state and local licenses, certificates and permits relating to the Grantor, the persons holding the Mortgaged
Property and the Mortgaged Property, and they are in compliance with all applicable federal, state and local laws, rules and

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regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage and disposal, hazardous or toxic waste or substances and other environmental, health and safety matters, the noncompliance with which would have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Grantor.

	(b) Grantee shall have the right but not the obligation, prior or subsequent to an Event of Default, without limiting Grantee's other rights and remedies under this Deed of Trust, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, move, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substances on the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Substance pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Mortgaged Property, or other action and/or which, in Grantee's sole opinion, could jeopardize
Grantee's security under this Deed of Trust. All reasonable costs and expenses paid or incurred by Grantee in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

	(c) Grantor hereby agrees to defend, indemnify and hold the Grantee harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorney's fees, including those arising by reason of any of the aforesaid or an action against the Grantee under this indemnity) arising directly or indirectly from, out of, or by reason of, any Hazardous Discharge, Environmental Complaint, or any environmental, health or safety law governing the Grantor, its operations or the Mortgaged
Property or from any inaccuracy in the representation and warranties given herein relating to environmental matters. This indemnification shall survive the repayment of the Indebtedness and satisfaction or release of this Deed of Trust.

	(d) All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until all of the Indebtedness has been paid in full and any limitations period expires. Grantor's covenants above shall survive any exercise of any remedy by Grantee under the Credit Agreement or this Deed of Trust, including foreclosure of this Deed of Trust (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full and/or this Deed of Trust shall have been released.

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1.14 CONVEYANCE OF PREMISES: ACCELERATION OF MATURITY.  Subject
to the rights of BNY and Greyrock under the Intercreditor Agreement, in the event the Mortgaged Property or any part thereof, or any interest therein, are sold, conveyed, transferred, mortgaged, hypothecated, leased, encumbered or disposed of without the prior written consent of Grantee, or if any interest in Grantor is sold, conveyed, assigned, pledged or transferred without the prior written consent of Grantee, then at the sole option of Grantee, the Grantee may declare the entire Indebtedness immediately due and payable without prior notice to Grantor and Grantee may invoke any of the default remedies provided in this Deed of Trust. Grantee shall not be obligated to consent to any encumbrance, sale, contract, lease, or other transfer (all said encumbrances, sales, contracts, leases, and other transfers described hereinabove being collectively referred to as a "PROHIBITED TRANSFER"), and Grantee's consent may be withheld regardless of whether any Prohibited Transfer may or may not impair Grantee's security or whether or not it may or may not be reasonable (commercially or otherwise) for Grantee to consent to any Prohibited Transfer. Without limiting the foregoing, Grantee's consent may, at the sole option of Grantee, be conditioned upon (by way of illustration only and not being limited to): the payment of an assumption fee, an increase in the interest rate payable under the Credit Agreement, an approval of the credit of any such grantee, vendee, optionee, or transferee, a management contract acceptable to Grantee, with a manager acceptable to Grantee, an assignment to Grantee of any security given to Grantor in connection with the transaction, including without limitation, any purchase money second mortgage, and/or a change in any of the, other terms and condition of this Deed of Trust or in any of the Credit Agreement. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Any change in the legal or equitable title of the Mortgaged Property or in the ownership of any interest in the Grantor, whether or not of record and whether or not for consideration, shall be deemed a transfer of an interest in the Mortgaged Property and a Prohibited Transfer.

1.15    SUITS TO PROTECT THE MORTGAGED PROPERTY.     Subject to the
terms of the Intercreditor Agreement, Grantee shall have power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute a default under this Deed of Trust (b) to preserve of protect its interest in the Mortgaged Property and in the rents, issues, proceeds and profits thereof, and (c) to contest the enforcement of or compliance with any legislation of other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Grantee.

			   ARTICLE II

			EVENTS OF DEFAULT

	The occurrence of any one or more of the following events shall be deemed to be an Event of Default under this Deed of Trust notwithstanding any applicable grace period or notice and cure period. A "DEFAULT" under this Deed of Trust shall mean the continued existence of an Event of Default beyond the expiration of any (applicable grace period or notice and cure period

2.1 FAILURE TO PAY INDEBTEDNESS. If Grantor shall fail to pay the Indebtedness promptly when the same become due, or if the Grantor shall fail to pay any sum necessary to satisfy and discharge taxes and assessments promptly when due, or to maintain insurance or repairs, or the necessary expense of protecting the Mortgaged Property and executing this trust; or

2.2 DEFAULT UNDER OTHER LIENS. If any of the Mortgaged Property be levied upon or attached by any legal process, or if there shall occur any default under or with respect to any Prior Lien, or if the holder of any lien or security interest on the Mortgaged Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

2.3 BANKRUPTCY OR INSOLVENCY. If Grantor, or any other owner of the Mortgaged Property, or any guarantor of any of the Indebtedness, shall voluntarily become a party to any insolvency, bankruptcy, composition or reorganization procedure, or makes any assignment for the benefit of creditors, or if any involuntary bankruptcy, insolvency, composition, or other reorganization proceedings be filed against Grantor, any other owner of the Mortgaged Property, or any guarantor of the Indebtedness, and the same shall not be dismissed within thirty (30) days after the commencement of any such involuntary proceedings; or

2.4 ABANDONMENT. If Grantor abandons any material portion of the Mortgaged Property; or

2.5 FALSE REPRESENTATION. If any statement, representation or warranty in the Credit Agreement or this Deed of Trust, any financial statement or any other writing delivered to Grantee in connection with the Indebtedness or the loans or advances made to Borrower is false, misleading or erroneous in any material respect; or

2.6 NONPERFORMANCE OF COVENANTS. If there shall occur any other default in Grantor's covenants, warranties, agreements, liabilities, obligations and undertakings as contained in this Deed of Trust or the Credit Agreement, or contained in any other instrument which now or hereafter secures the Indebtedness.

			  ARTICLE III

			    REMEDIES

	Subject to the terms of the Intercreditor Agreement, if a Default shall occur, Grantee may exercise any one or more of the following remedies:

3.1 ACCELERATION. Grantee may declare the entire Indebtedness immediately due and payable without notice or demand, the same being hereby expressly waived.

3.2 POWER OF SALE. Grantee may require the Trustee and the Trustee is hereby authorized and empowered, to enter and take possession of the Mortgaged Property and to sell all or part of the Mortgaged Property, at public auction, to the highest bidder of cash, free from equity of redemption, and any statutory or common law right of redemption, homestead, dower, marital share, and all other exemptions, after giving notice of the time, place and terms of such sale and of the Mortgaged Property to be sold, by advertising the sale of the property for twenty-one (21) days by three (3) weekly notices in some newspaper published in the county and state where the Mortgaged Property is situated, which notice may be given before or after entry by the Trustee.
The Trustee shall execute a conveyance to the purchaser in fee simple and deliver possession to the purchaser, which the Grantor warrants shall be given without obstruction, hindrance or delay. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property a conveyance in fee simple. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (a) first, the payment of the expenses of making, maintaining and prosecuting this trust, protection of the Mortgaged Property, including the expense of any litigation and reasonable attorneys' fees, and reasonable compensation to the Trustee; (b) second, to any advancements made by the Trustee or the Grantee pursuant hereto, with interest thereon; (c) third, to the payment of the Indebtedness herein secured or intended so to be, in such order as beneficiary shall elect, and any balance of said Indebtedness may be the subject to immediate suit; and (d) fourth, should there be any surplus, Trustee will pay it to the Grantor, or to such person as may be legally entitled thereto. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Grantee shall have the right at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. Grantee may bid and become the purchaser of all or any part of the Mortgaged Property at any such sale, and the amount of the Grantee's successful bid may be credited on the Indebtedness.

3.3 JUDICIAL END OTHER RELIEF. Grantee or Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

3.4      ENTRY ON MORTGAGED PROPERTY; TENANCY AT WILL.
(a) Grantee may enter into and upon, inspect and/or take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its agents or servants, wholly or partly therefrom; and, holding the same, Grantee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Grantee shall deem best; and in the exercise of any of the foregoing rights and powers Grantee shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Grantee.

	(b) In the event of a trustee's or other foreclosure sale hereunder and if at the time of such sale Grantor or any other party (other than a tenant under a lease as to which the Grantee shall have expressly subordinated the lien of this Deed of Trust as hereinabove set out) occupies the portion of the Mortgaged
Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of such purchaser, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied (but not less than any rental theretofore paid by such tenant, computed on a daily basis). An action of forcible detainer shall lie if any such tenant holds over after a demand in writing for possession of such portion of the Mortgaged
Property.

3.5 RECEIVER. Grantee may make applicable to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all necessary and proper powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court.

3.6 GRANTEE'S RIGHT TO PERFORM. Upon Grantor's failure to make a payment or perform any act required by the Credit Agreement or the Indebtedness, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse. Grantee may (but shall not be obligated to) make such payment or perform such act, for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action as Grantee may deem necessary or appropriate.

3.7 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. If the Indebtedness is now or hereafter further secured by chattel mortgages, deeds of trust, security agreements, pledges, contracts of guaranty, assignments of leases, or other security, Grantee may, at its option, exhaust its remedies under any one or more of said instruments and this Deed of Trust, either concurrently or independently, and in such order as Grantee may determine. Grantee shall have all rights, remedies and recourse granted in the Credit Agreement or the Indebtedness and available to it at law or equity (including, without limitation, those granted by the Uniform Commercial Code), and same (a) shall be cumulative, concurrent, and nonexclusive, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Grantee, and (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse.

			   ARTICLE IV

			    TRUSTEE

4.1 ACTION BY EITHER TRUSTEE. The Trustee named herein shall be clothed with full power to act when action hereunder shall be required, and to execute any conveyance of the Mortgaged
Property. In the event that the substitution of a Trustee shall become necessary for any reason, the substitution of one trustee in the place of those or any of those named herein shall be sufficient. The term "TRUSTEE" shall be construed to mean
"TRUSTEE" whenever the sense requires. The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond, is expressly waived.

4.2 EMPLOYMENT OF AGENTS. The Trustee, or any one acting in their stead, shall have, in their discretion, authority to employ all proper agents and attorneys in the execution of this trust and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Mortgaged Property, should any be realized, and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Grantor hereby undertakes and agrees to pay
the cost of such services rendered to said Trustee.       Trustee
may rely on any document believed by them in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

4.3 INDEMNIFICATION OF TRUSTEE. If the Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of the Trustee or Grantee under this Deed of Trust, the Trustee and Grantee shall be reimbursed by Grantor, immediately and without demand, for all reasonable costs, charges and attorneys fees incurred by them or either of them in any such case, and the same shall be secured hereby as a further charge and lien upon the Mortgaged Property.

4.4 SUCCESSOR TRUSTEE. In the event of the death, refusal, or of inability for any cause, on the part of the Trustee named herein, or of any successor trustee, to act at any time when acting under the foregoing powers and trust may be required, or for any other reason satisfactory to the Grantee, the Grantee is authorized, either in its own name or through an attorney or attorneys in fact appointed for that purpose, by written instrument duly registered, to name and appoint a successor or successors to execute this trust, such appointment to be evidenced by a writing, duly acknowledged; and when such writing shall have been registered, the substituted trustee named therein shall thereupon be vested with all the right and title, and clothed with all the power of the Trustee named herein and such like power of substitution shall continue so long as any part of the debt secured hereby remains unpaid.

			   ARTICLE V

			  MISCELLANEOUS

5.1 WAIVER OF MARSHALING AND CERTAIN RIGHTS. To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshaling of assets or marshaling of liens, the equity of redemption, any statutory or common law right of redemption, homestead, dower, marital share, and all other exemptions, or other matter which might defeat, reduce or affect the right of Grantee to sell the Mortgaged Property for the collection of the Indebtedness, or the right of Grantee to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant.

5.2      WAIVER OF IMPAIRMENT OF RECOURSE DEFENSES.        Without
affecting the liability of Grantor or any other person (except any person expressly released in writing) for the payment or performance of any of the Indebtedness, and without affecting the rights of Grantee with respect to any security not expressly released in writing, Grantee may, at any time, and from time-to-time, either before or after the maturity of the Indebtedness, and without notice or consent:

		(a) release any person liable for payment or performance of all or any part of the Indebtedness;

		(b) make any agreement extending the time or otherwise altering the terms of payment or of all or any part of the Indebtedness (without limit as to the number of such extensions or the period or periods thereof), or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

		(c)     exercise or refrain from exercising any right
Grantee may have;

		(d)     accept additional security of any kind; or

		(e) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Mortgaged Property herein described.

	Furthermore, the failure of the Grantee to perfect any lien granted herein or elsewhere, to take any action to obtain payment or performance of the Indebtedness or to exercise any rights or remedies available hereunder shall not relieve Grantor or any other person from liability for the payment or performance of the Indebtedness nor effect a discharge of the lien, security interest or assignment herein granted; it being intended that all "IMPAIRMENT OF RECOURSE" and "IMPAIRMENT OF COLLATERAL" defenses are hereby waived.

5.3 NO WAIVER. No waiver by the Trustee or the Grantee shall be construed as a waiver of a subsequent similar default or any other default by the Grantor. No delay by Grantee or by the Trustee in exercising any right or remedy hereunder or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder. No failure of Grantee to exercise any option herein given to declare the maturity of the debt hereby secured, no forbearance by Grantee after the exercise of such option, and no Withdrawal or abandonment of foreclosure proceedings by the Grantee after the exercise of such option, shall be taken or construed as a waiver of its right to exercise such option or to declare such maturity by reason of any past, present, or future default on the part of the Grantor. Acceptance by Grantee of partial payments shall not constitute a waiver of the default by failure to make full payments.

5.4 GRANTEE'S CONSENT. Except as otherwise expressly provided herein, in any instance hereunder where Grantee's approval or consent is required or the exercise of Grantee's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Grantee, and Grantee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Grantee may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

5.5 ESTOPPEL CERTIFICATE. At the request of the Grantee, the Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Grantee, confirming the unpaid balance of the Indebtedness, the date to which interest has been paid and that there are no offsets to or defenses against any payment or performance of the Indebtedness or, if there are any such offsets or defenses, specifying them.

5.6 EXPENSES OF GRANTEE. The Grantor will upon demand pay to the Grantee the amount of any and all costs and expenses, including without limitation all fees and disbursements of the Grantee's counsel and of any experts and agents, which Grantee may incur in connection with (a) the preparation of this Deed of Trust (only to the extent Grantee is entitled to reimbursement of such expenses under the Credit Agreement), (b) the recording of this Deed of Trust, (c) the administration of this Deed of Trust,
(d) the sale of, collection from or other realization upon the Mortgaged Property, (e) the exercise or enforcement of any of the rights of Grantee hereunder, or (f) the failure of Grantor to perform or observe any of the provisions hereof.

5.7 INDEMNIFICATION. The Grantor agrees to indemnify and hold the Grantee harmless from and against any and all claims, losses, and liabilities arising out of or resulting from this Deed of Trust (including, without limitation, enforcement of this Deed of Trust), and or arising out of or in connection with the Indebtedness, except claims, losses or liabilities resulting solely and directly from the Grantee's gross negligence or willful misconduct. In the event that Grantee shall assign or transfer its rights hereunder or under the Credit Agreement, the rights of the Grantee under this section and under the immediately preceding section, which require the Grantor to indemnify or pay expenses of the Grantee shall continue in favor of the Grantee originally named herein as well as any successor or assignee of the Grantee, and any such provision may be enforced severally by the original Grantee named herein or any such successor or assignee, at their option, by all of such parties acting jointly.

5.8 DEFAULT RATE. If Grantee shall expend any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of this Deed of Trust, the Credit Agreement or the Indebtedness, Grantor shall repay the same to Grantee immediately at the place where payments under the Credit Agreement are payable, together with interest thereon from the date due (or, if there is no specified due date, from the date of demand therefor by Grantee) until paid at a rate (herein the "DEFAULT RATE") equal to the lesser of (a) ten percent (10%) per annum, or (b) the maximum effective contract rate of interest allowed by applicable law.

5.9 PAYMENT IN FULL. If the Grantor shall pay and perform all the Indebtedness promptly when due, and shall pay such sums as shall be necessary to discharge taxes and maintain insurance and perform repairs and the costs, fees and expenses of making, enforcing and executing this trust, when they shall severally be due and payable, and shall comply with all of the covenants, terms and conditions of the Credit Agreement, this Deed of Trust, and any other instrument which also now or hereafter secures the Indebtedness secured hereby, then this conveyance shall become void, the Trustee shall reconvey by quitclaim the Mortgaged

Property herein described at the expense of the Grantor, and the Grantee shall execute and deliver to Grantor, at Grantor's request, such documents as may be necessary to evidence the termination of the security interests and assignments herein granted.

5.10 NO PARTNERSHIP. Nothing contained in this Deed of Trust is intended to create any partnership, joint venture or association between Grantor and Grantee, or in any way make Grantee a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

5.11 HEADINGS, USE OF TERMS. The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the extent of such articles, paragraphs or subparagraphs. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term "GRANTOR" shall include in their individual capacities and jointly all parties hereinabove named a Grantor. The term "GRANTEE" shall include any lawful owner, holder, pledgee, or assignee of any of the Indebtedness. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and each Grantor, if more than one, and each Grantor's heirs, personal representatives, successors and assigns.

5.12 SEVERABILITY. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

5.13 BURDEN AND BENEFIT. This instrument shall be binding on Grantor and Grantor's successors and assigns, and shall inure to be the benefit of the Grantee and Trustee and their respective successors and assigns.

5.14 APPLICABLE LAW. This Deed of Trust shall be governed and construed in accordance with the internal laws of the State of Tennessee without regard to principles of conflicts of laws.

5.15 LIMITATION ON SECURITY FOR INDEBTEDNESS. Notwithstanding ally provision to the contrary contained herein, it is expressly understood and agreed that the maximum amount which the Grantee shall be entitled to realize pursuant to the provisions hereof from the Mortgaged Property, pledged, mortgaged, and hypothecated by this instrument, is and shall be limited to the aggregate of:

		(a)     the sum of all amounts due under the Credit
Agreement;

		(b) any advances made by the Grantee hereunder, including, without limitation, to preserve and protect the Mortgaged Property, payments for taxes, insurance, and repairs, and payments made with respect to any Prior Liens; plus

		(c) any and all reasonable costs, fees and expenses incurred by the Grantee in enforcing the provisions of this Deed of Trust, including its reasonable attorney's fees, and any fees paid or payable to the Trustee;

(all of which are herein sometimes collectively called the "MAXIMUM SECURED INDEBTEDNESS"). Upon payment in full of the Maximum Secured Indebtedness, the Grantor shall be entitled to have this instrument released of record, at the Grantor's sole cost and expense. Further, in the event that a foreclosure sale held pursuant to the provisions of Section 3.2 hereof should result in proceeds from such foreclosure sale in excess of the Maximum Secured Indebtedness, such excess shall be paid to the Grantor, or to such other person as may be legally entitled thereto, free and clear of any claim of the Grantee. In no event and under no circumstances, however, shall the provisions of this Section 5. 15 serve to limit the unconditional and unlimited liability of the Grantor under and pursuant to the Credit Agreement, the limitation in this Section 5.15 being solely a limitation on the amount which the Grantee may recover out of the Mortgaged Property by exercise of its rights and remedies set forth in this instrument.

5.16 VENUE OF ACTIONS. It is expressly understood and agreed that no suit or action shall be commenced by the Grantor, or by any successor, personal representative or assignee of Grantor, with respect to the indebtedness secured hereby with respect to this Deed of Trust, the Indebtedness, other than in a state court of competent jurisdiction in and for Hamilton County, Tennessee, or in the United States District Court for the Eastern District of Tennessee, Southern Division, and not elsewhere.

Nothing in this paragraph contained shall prohibit Grantee from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder, in the Credit Agreement, or in the Indebtedness.

5.17 WAIVER OF RIGHT TO TRIAL BY JURY. GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS INSTRUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED
OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF
THEM WITH RESPECT TO THIS INSTRUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION
HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WITH THEIR NOW EXISTING OR HEREAFTER ARISING; AND FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE
OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND
THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY
OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF THE TRIAL BY JURY.

  IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust on this the day and year first above written.

SIGNAL APPAREL COMPANY, INC.


BY: /s/ William H. Watts
     Title: Executive VP and CFO

STATE OF TENNESSEE]
COUNTY OF HAMILTON]

Personally appeared before me, a Notary Public in and for the County aforesaid, William Watts, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged such person to be the Exec. Vice President of Signal Apparel Company, Inc., the within named Grantee, a corporation, and that such William Watts executed the within instrument for the purposes therein contained by personally signing on behalf of such corporation as such officer.

Witness my hand, at office, this the 31st day of March, 1995.


/s/ Geoffrey G. Young
Notary Public
My Commission Expires:

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

		LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibit A       Deed of Trust by and Among Signal Apparel Company,
		Inc. and Walsh Greenwood & Co.

The Registrant hereby agrees to furnish a copy of any such omitted Schedules or Exhibits supplementally upon the request of the Commission's staff.